Exhibit 10.1
HAWKINS, INC.
2010 OMNIBUS INCENTIVE PLAN
     1. Purpose. The purpose of the Hawkins, Inc. 2010 Omnibus Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with incentives, including an opportunity to acquire or increase their proprietary interest in the Company, to put forth maximum effort for the continued success and growth of the Company and its Affiliates and thereby reward them for achieving a high level of performance. In addition, the opportunity to receive such incentives and acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.
     2. Definitions.
     2.1 The capitalized terms used elsewhere in the Plan have the meanings set forth below.
     (a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.
     (b) “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.
     (c) “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Bonus Award” means an award granted pursuant to Section 12.
     (f) “Cause” means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, it means:
     (i) the Participant’s commission of any act constituting a felony, or the Participant’s conviction or guilty or no contest plea to any criminal misdemeanor or more serious act;
     (ii) gross misconduct or any act of fraud, disloyalty or dishonesty by the Participant related to or connected with the Participant’s employment by the Company or any of its Subsidiaries or otherwise likely to cause material harm to the Company or its reputation;
     (iii) a material violation by the Participant of the Company’s policies or codes of conduct; and
     (iv) the willful or material breach by the Participant of any agreement between the Participant and the Company.
     (g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

     (h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).
     (i) “Company” means Hawkins, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
     (j) “Continuing Director” means an individual (A) who is, as of the Effective Date, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
     (k) “Corporate Transaction” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.
     (l) “Effective Date” means the date specified in Section 13.1 of the Plan.
     (m) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.
     (o) “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.
     (p) “Fair Market Value” means the fair market value of a Share determined as follows, subject to adjustment as provided in Section 17 of the Plan:
     (i) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
     (ii) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
     (q) “Full Value Award” means an Award other than an Option, Stock Appreciation Right or Bonus Award.
     (r) “Fundamental Change” means, unless otherwise provided in an Agreement, one of the following:
     (i) the consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the persons who were the beneficial owners of Company voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities

(or comparable equity interests) of the surviving or acquiring entity (or its parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership of Company voting securities immediately prior to such Corporate Transaction; or
     (ii) any person or group, other than (i) one or more Subsidiaries, or (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes the beneficial owner of equity securities of the Company representing more than 50% of the combined voting power of the then outstanding Voting Securities, except that (A) any acquisition of Company equity securities directly from the Company for the purpose of providing financing to the Company, any formation of a group consisting solely of beneficial owners of the Company’s Voting Securities as of the Effective Date, or any repurchase or other acquisition by the Company of its equity securities that causes any person to become the beneficial owner of more than 50% of the combined voting power of the Voting Securities, will not be considered a Fundamental Change unless and until, in either case, such person acquires beneficial ownership of additional Voting Securities after the Person initially became the beneficial owner of more than 50% of the combined voting power of the Voting Securities by one of the means described in this clause (A); and (B) a Fundamental Change will occur if a person or group becomes the beneficial owner of more than 50% of the Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Fundamental Change pursuant to subsection 2.1(r)(i); or
     (iii) individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.
     Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Fundamental Change, then no Fundamental Change shall be deemed to have occurred upon an event described in this Section 2.1(r) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
     (s) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.
     (t) “Insider” as of a particular date means any person who, as of that date, is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.
     (u) “Non-Employee Director” means a member of the Board who is considered (i) a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision, (ii) an independent director within the meaning of the applicable rules of principal securities market on which the Shares are readily tradable and (iii) an outside director for purposes of Code Section 162(m).
     (v) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
     (w) “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.
     (x) “Outside Director” means a director who is not an Employee.
     (y) “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.
     (z) “Performance-Based Compensation” means an Award or Bonus Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

     (aa) “Performance Period” means the period of time as specified in an Agreement over which a Performance Unit Award or other Award or Bonus Award whose vesting or payment is subject to the satisfaction of a performance condition is to be earned.
     (bb) “Performance Targets” means the performance measures that are used by the Committee in granting Awards or Bonus Awards whose vesting or payment is contingent upon achievement of one or more performance goals based on such performance measures over a specified Performance Period. For any Award or Bonus Award intended to constitute Performance-Based Compensation, Performance Targets means one or more of the following financial or operational measures established by the Committee: revenues; gross profit; income from operations; net income; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and share-based compensation expense; net income per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including, but not limited to, one or more of gross, material, contribution, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; cash flow per share; operating assets; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; economic value added; improvement in or attainment of working capital levels; employee retention; employee safety; customer satisfaction; and implementation or completion of critical projects. Any performance goal utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.
     (cc) “Performance Units” means an Award made pursuant to Section 11 of the Plan.
     (dd) “Plan” means this Hawkins, Inc. 2010 Omnibus Incentive Plan, as may be amended and in effect from time to time.
     (ee) “Prior Plan” means the Hawkins, Inc. 2004 Omnibus Stock Plan.
     (ff) “Restricted Stock” means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.
     (gg) “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.
     (hh) “Share” means a share of Stock.
     (ii) “Stock” means the common stock, par value $.05 per share, of the Company.
     (jj) “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares, pursuant to an Award granted under Section 10 of the Plan.
     (kk) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.
     (ll) “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

     (mm) “Term” means, with respect to any Award, the period beginning on the date of the Award and continuing through the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.
     (nn) “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.
     (oo) “Voting Securities” means, with respect to any company, the company’s outstanding securities entitled to vote generally in the election of directors.
     2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
     3. Administration and Indemnification.
     3.1 Administration.
     (a) The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards and Bonus Awards, (ii) determine when and to whom Awards and Bonus Awards will be granted, the form of each Award, the amount of each Award and Bonus Award, and any other terms or conditions of each Award or Bonus Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, (A) the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors, and (B) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan except to the extent that the grant or exercise of such authority would cause any Award, Bonus Award or transaction to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.
     (b) Solely for purposes of determining and administering Awards and Bonus Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors to the extent permitted by applicable law.
     (c) To the extent within its discretion and subject to Sections 16 and 17 of the Plan, the Committee may amend the terms and conditions of any outstanding Award or Bonus Award. Notwithstanding the foregoing, except for adjustments pursuant to Section 17 of the Plan, the Committee shall not reprice any Options or Stock Appreciation Rights unless such action is approved by the Company’s shareholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an Option or Stock Appreciation Right issued under the Plan by amendment, cancellation, exchange, repurchase or substitution.
     (d) The Plan and all Awards granted pursuant to it shall be administered by the Committee to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.
     (e) The Committee’s interpretation of the Plan and of any Award, Bonus Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award, Bonus Award or Agreement made under the Plan.
     3.2 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     4. Shares Available Under the Plan.
     (a) Subject to Section 4(b) and to adjustment as provided in Section 17, the number of Shares available for distribution under all Awards under the Plan shall not exceed 1,000,000, plus any Shares remaining available for future grants under the Prior Plan on the Effective Date. All such Shares may be the subject of Incentive Stock Option Awards.
     (b) Any Shares subject to an Award under the Plan, or to an award granted under the Prior Plan that is outstanding on the Effective Date (a “Prior Plan Award”), that lapses, expires, is forfeited (including issued Shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form or property other than Shares shall, to the extent of such lapse, expiration, forfeiture or settlement other than in Shares, automatically again become available for issuance under the Plan and correspondingly increase the total number of Shares available for issuance under Section 4(a). Notwithstanding anything to the contrary in this Section 4(b), the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” as provided in Section 9.1(b) of the Plan or a comparable provision of the Prior Plan, or any Shares already owned by a Participant that are delivered (either actually or by attestation) in payment of an Option exercise price as provided in Section 9.1(b)of the Plan or a comparable provision of the Prior Plan; (ii) any Shares withheld by the Company or already owned Shares delivered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award; (iii) Shares covered by a stock appreciation right issued under the Plan or the Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; or (iv) Shares that are repurchased by the Company using exercise proceeds from an Option granted under the Plan or the Prior Plan.
     (c) For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:
     (i) each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

     (ii) an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;
     (iii) where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award until the Award is actually settled and the number of Shares is determined;
     (iv) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award; and
     (v) Awards granted pursuant to Section 20, whether or not payable in Shares or any other security, shall not be counted.
     Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.
     (d) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.
     (e) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 100,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000.
     (f) If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Outside Directors prior to such acquisition or combination.
     5. Eligibility. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards and Bonus Awards is solely at the discretion of the Committee, except that Incentive Stock Options and Bonus Awards may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.
     6. General Terms of Awards.
     6.1 Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

     6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award and the Performance Period applicable to the Award, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement. Acceleration of the Performance Period of the Performance Units will be subject to Section 11 of the Plan.
     6.3 Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award (excluding Stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee (i) if the Participant does not receive any consideration for the transfer or (ii) pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.
     6.4 Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:
     (a) Options and Stock Appreciation Rights.
     (i) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.
     (ii) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s disability.
     (iii) If a Participant’s employment or other relationship with the Company and its Affiliates terminates for Cause, all unexercised Options and Stock Appreciation Rights and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
     (iv) If a Participant’s employment or other relationship with the Company and its Affiliates terminates for any reason other than death, disability or Cause, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment or other relationship with the Company and its Affiliates, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment or other relationship with the Company and its Affiliates.
     (v) Notwithstanding Sections 6.4(a)(i), (ii) and (iv) of the Plan, in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4(i), (ii) and (iv) of the Plan, except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.
     (b) Performance Units. If a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Period because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to the Performance Units at the end of the Performance Period based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.
     (c) Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant’s death or disability, the Participant shall be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.
     6.5 Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.
     6.6 Minimum Vesting Periods. Except as otherwise provided in this Section 6.6, (i) Full Value Awards that will or may be settled in Shares and that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the date of grant of the applicable Award (but permitting pro rata vesting over such time); and (ii) Full Value Awards that will or may be settled in Shares and whose vesting is subject to the achievement of specified Performance Targets over a Performance Period shall be subject to a Performance Period of not less than one year. The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards, Bonus Awards and other earned cash-based incentive compensation; (B) to a termination of employment due to death, disability or retirement; (C) upon a Fundamental Change; (D) to an Award made pursuant to Section 19 that does not reduce the vesting period of the award being replaced; (E) to an Award made to a Non-Employee Director; or (F) to Awards involving an aggregate number of Shares not in excess of 5% of the number of shares available for Awards under Section 4(a).
     6.7. Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more performance goals based on Performance Targets which must be attained, and the Performance Period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. Any performance-based Award, including Performance Units, that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 28 of this Plan. Except as provided in

Section 28 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a Performance Period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or disability.
     7. Restricted Stock Awards.
     (a) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.
     (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.
     (c) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.
     (d) A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock. Unless the Committee determines otherwise in the Agreement evidencing the Restricted Stock Award or at any time after the grant of the Restricted Stock Award, any dividends or distributions (other than regular quarterly cash dividends in the case of Restricted Stock Awards that are subject only to service-based vesting conditions) paid with respect to unvested Shares will be subject to the same restrictions on transfer and conditions of forfeiture as the Shares to which such dividends or distributions relate.
     8. Other Stock-Based Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
     9. Stock Options.
     9.1 Terms of All Options.
     (a) An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement; provided, however, that except with respect to Option Awards made pursuant to Section 20, such purchase price shall not be less than 100% of the Fair Market Value of a Share as of the date such Option is granted.
     (b) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, or in such other manner as the Committee may permit, including by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Notwithstanding the foregoing, a Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.
     (c) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.
     9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
     (a) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option shall be treated as a Non-Statutory Stock Option;
     (b) an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;
     (c) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option; and
     (d) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.
     10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (except with respect to Stock Appreciation Rights Awards made pursuant to Section 20). A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.
     11. Performance Units. An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance goals based on Performance Targets. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) performance goals have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (iii) payment is due with respect to an Award of Performance Units. An Award of Performance Units that is intended to be Performance-Based Compensation shall also be subject to the requirements of Section 28.
     12. Bonus Awards.
     12.1 Grant and Terms of Bonus Awards. The Committee may, from time to time, grant Bonus Awards under the Plan in such amounts and on such terms and to such Employees as it may designate. At the time a Bonus Award is made, the Committee will specify the terms and conditions which will govern the Bonus Award, and which will be specified in writing in one or more of individual Agreements, notices to designated Participants, resolutions of the Committee or such other documents as the Committee determines to utilize. The terms and conditions governing each Bonus Award will include that the Bonus Award will be earned only upon, and to the extent that, the applicable performance goals specified by the Committee and based on such Performance Targets as the Committee may select are satisfied over the course of the applicable Performance Period designated by the Committee. Different terms and conditions may be established by the Committee for Bonus Awards to different participants over the same Performance Period. Bonus Awards that are intended to qualify as Performance-Based Compensation shall also be subject to the requirements of Section 28.
     12.2 Payment of Bonus Award. Unless provision has been made to defer receipt of a Bonus Award payment as provided in Section 24, payment of any Bonus Award shall be made in cash no later than two and one-half months following the end of the Company’s fiscal year in which the requirements for payment of the Bonus Award have been satisfied. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the amount of a Bonus Award otherwise payable to any Participant for any reason. No reduction in the amount of a Bonus Award payable to any Participant shall increase the amount of a Bonus Award payable to any other Participant.
     12.3 Termination of Employment. Except as otherwise provided in this section or in an applicable Agreement, no Bonus Award shall be paid to a Participant whose employment with the Company and its Affiliates terminates before the end of the applicable Performance Period. If a Participant’s employment terminates during a Performance Period, the Committee may, in its discretion, determine that the Participant (or his or her beneficiaries) shall be paid a pro rata portion of the Bonus Award payment that the Participant would have received but for the fact that the Participant’s employment terminated. Any such pro rated Bonus Award payment will be made at the same time as the other Bonus Award payments with respect to the applicable Performance Period.
     12.4 Non-Transferable. Participants shall have no right to sell, assign, transfer, exchange or otherwise encumber all or any part of a Bonus Award under this Plan.
     13. Effective Date and Duration of the Plan.
     13.1 Effective Date. The Plan shall become effective as of July 28, 2010 (the “Effective Date”), provided that the Plan is approved by the requisite vote of shareholders at the 2010 Annual Meeting of Shareholders or any adjournment thereof.

     13.2 Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 16 of the Plan, or July 28, 2020, (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.
     14. Plan Does Not Affect Employment Status.
     (a) Status as an eligible Employee shall not be construed as a commitment that any Award or Bonus Award will be made under the Plan to that eligible Employee or to eligible Employees generally.
     (b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.
     15. Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.
     16. Amendment, Modification and Termination of the Plan.
     (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in Sections 3.1(c) and 16(b) of the Plan, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.
     (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 17 of the Plan does not adversely affect these rights.
     17. Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718 — Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 17 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In connection with any such adjustments, fractional Shares shall be rounded to the nearest whole Share.
     18. Fundamental Change.
     18.1 Corporate Transactions. Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Fundamental Change that involves a Corporate Transaction.
     (a) Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 17), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 18.1(a), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.
     (b) Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that (i) some or all outstanding Options and Stock Appreciation Rights shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) some or all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. The Committee will not be required to treat all Awards similarly for purposes of this Section 18.1(b). The Committee shall provide written notice of the period of accelerated exercisability of Options and Stock Appreciation Rights to all affected Participants. The exercise of any Option or Stock Appreciation Right whose exercisability is accelerated as provided in this Section 18.1(b) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
     (c) Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that holders of some or all of such outstanding Awards must surrender the Awards at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 18.1(c). The Committee will not be required to treat all Awards similarly for purposes of this Section 18.1(c). The payment for any Award surrendered shall be in an amount equal to the excess, if any, of the (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, or, if no consideration is to be received directly by the Company’s stockholders in the Corporate Transaction, the Fair Market Value of such number of Shares immediately prior to the effective date of the Corporate Transaction, over (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If there is no excess, the Award may be terminated without payment. Payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may include subjecting such payments to vesting conditions comparable to those of the Award surrendered, or to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction.
     (d) Termination of Employment After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 18.1(a), the Committee may provide that if within a period of time determined by the Committee after the Corporate Transaction a Participant experiences an involuntary termination of employment for reasons other than Cause, then (i) all or any portion of outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) all or any portion of Full Value Awards that are not yet fully vested shall immediately vest in full. The Committee will not be required to treat all Awards similarly for purposes of this Section 18.1(d).
     18.2 Other Fundamental Changes. In connection with a Fundamental Change that does not involve a Corporate Transaction, the Committee may provide (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become vested and exercisable, in whole or in part, upon the occurrence of the Fundamental Change or upon the involuntary termination of the Participant without Cause within a specified period of time of the Fundamental Change, (ii) that any Option or Stock Appreciation Right shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be surrendered in exchange for payments in a manner similar to that provided in Section 18.1(c). The Committee will not be required to treat all Awards similarly in such circumstances.
     19. Forfeitures. An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award or Bonus Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award or Bonus Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions or (iii) the date on which the right of the Participant to payment with respect to Performance Units, a Bonus Award or other Award vests, as the case may be) in the event of certain occurrences specified in the applicable Agreement or Bonus Award documentation. The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or any Affiliate or any other occurrence specified in the Agreement or Bonus Award documentation within the period or periods of time specified therein.
     20. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
     21. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards or Bonus Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award or Bonus Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

     22. Limits of Liability.
     (a) Any liability of the Company to any Participant with respect to an Award or Bonus Award shall be based solely upon contractual obligations created by the Plan, and any applicable Award Agreement or Bonus Award documentation.
     (b) Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
     23. Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges and markets on which the Company’s Shares may, at the time, be listed.
     24. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the payment of Awards or Bonus Awards in cash under such written rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferred amounts.
     25. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award or Bonus Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or Bonus Award or portion thereof should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
     26. Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement or Bonus Award, a Participant’s Award or Bonus Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.
     27. Requirements of Law.
     (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
     (b) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (c) It is intended that (i) all Awards of Options, Stock Appreciation Rights and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards or Bonus Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards and Bonus Awards shall be structured and the Plan administered in accordance with this intent. The Plan and any Agreement or Bonus Award documentation may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code

Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law.
     28. Performance-Based Compensation.
     28.1 Designation of Awards. If the Committee determines at the time a Full Value Award or Bonus Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award or Bonus Award, then the Committee may provide that this Section 28 will be applicable to such Award or Bonus Award, which shall be considered Performance-Based Compensation.
     28.2 Performance Targets. If an Award or Bonus Award is subject to this Section 28, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more performance goals based on the Performance Targets specified in Section 2.1(bb) over the applicable Performance Period. The Committee shall specify in an objective fashion the manner of calculating the performance goals based on the Performance Targets it selects to use in any Performance Period, which may include adjustments to such measures as otherwise defined under U.S. Generally Accepted Accounting Principles. The Committee may also adjust performance goals for a Performance Period to the extent permitted by Code Section 162(m) in connection with an event described in Section 16 to prevent the dilution or enlargement of a Participant’s rights with respect to performance-based compensation. The Committee will determine the applicable Performance Targets and performance goals for any Performance Period and any amount payable in connection with an Award or Bonus Award subject to this Section 28 within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). Following completion of an applicable Performance Period, the Committee shall certify in writing, in the manner and to the extent required by Code Section 162(m), that the applicable performance goals based on the selected Performance Targets have been met prior to payment of the compensation. The Committee may also adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award or Bonus Award based on such factors as the Committee deems appropriate, including by reference to performance goals and Performance Targets established in connection with Awards and Bonus Awards that are not considered Performance-Based Compensation. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award or Bonus Award subject to this Section 28 may be waived upon the death or disability of the Participant or under any other circumstance, such as the occurrence of a Fundamental Change, with respect to which the existence of such possible waiver will not cause the Award or Bonus Award to fail to qualify as “performance-based compensation” under Code Section 162(m).
     28.3 Limitations. With respect to Performance-Based Compensation subject to this Section 28, no Participant may be granted Full Value Awards denominated in Shares relating to more than 100,000 Shares in the aggregate during any calendar year, no Participant may be granted Full Value Awards denominated in cash in an amount in excess of $3,000,000 in the aggregate during any calendar year, and no Participant may receive a Bonus Award payment that exceeds $3,000,000 for a twelve-month Performance Period (or a corresponding multiple or fraction of that amount for a Performance Period that is greater or less than twelve months in duration, respectively). Such limits shall be subject to adjustment as provided in Section 17.
     29. Conformance with Section 409A of the Code. To the extent that any Award or Bonus Award constitutes a deferral of compensation subject to Section 409A of the Code, the following provisions shall apply notwithstanding any other provision of the Plan:
     29.1 Separation From Service. If any amount is payable under such Award or Bonus Award upon a termination of employment or other service, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

     29.2 Specified Employees. If any amount shall be payable with respect to any such Award or Bonus Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee,” then no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a Specified Employee Identification Policy which specifies the identification date, the effective date of any change in the key employee group, compensation definition and other variables that are relevant in identifying specified employees, and which may include an alternative method of identifying specified employees consistent with the regulations under Code Section 409A. In the absence of any such policy, all information necessary to identify specified employees will be determined and applied in accordance with the default provisions specified in the regulations under Code Section 409A.